UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 19, 2004	033-91432
Date of Report (Date of earliest event reported)	Commission File Number

NEW WORLD BRANDS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	02-0401674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

901 N.E. 125th Street, Suite 120, North Miami, Florida 33161
(Address of Principal Executive Offices) (Zip Code)

(305)        891-7389
(Registrant’s telephone number, including area code)

ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

Effective May 19, 2004, New World Brands issued an aggregate of 17.0 million new shares of its common stock to 14 new stockholders. In connection with the transaction, New World Brands received gross proceeds of $1.7 million. The principal investors in the transaction were Dr. and Mrs. Selvin Passen, who acquired 9,950,000 shares and Maple Leaf Distillers, who acquired 5,000,000 shares. Maple Leaf Distillers is also a primary vendor of New World Brands.

Following the closing of the transaction, the Passens own approximately 27% and Maple Leaf owns approximately 15%, respectively, of New World Brand’s stock. In addition, Dr. Passen and Maple Leaf each received options to purchase up to 1.5 million and 750,000 shares, respectively, at $.50 per share through May 19, 2009. These two stockholders represent the largest stockholdings in New World Brand.

Based upon information provided to the Company, all investors used personal funds or working capital to acquire the stock, were accredited investors and were provided with or had access to information, including financial.

ITEM 5. OTHER EVENTS.

Resignation of Certain Executive Officers and Directors

Effective at the end of business on May 19, 2004 Harvey Bronstein and Wendy Blotner each resigned as Directors of New World Brands. On May 22, 2004, Costas Ataliotis replaced Mr. Bronstein as New World Brands’ Chief Executive Officer and a Director and Wendy Blotner was replaced by Mark Weber as its Treasurer and Secretary. Mr. Weber will also serve as the Company’s Chief Financial Officer. Additionally, Marvin Ribotsky resigned as a Vice President and as Chairman of the Board of Directors, but remains on the Board as a Director. None of the persons resigning had any disagreements with New World Brands, its operations or its management.

Appointment of New Executive Officers and Directors

Following the close of the transaction, New World Brand’s then current Board Members, Marvin Ribotsky and Costas Ataliotis appointed two additional new members of the Board of Directors of New World Brands. The new Board Members are Selvin Passen, M.D. who will also serve as the Company’s Chairman of the Board and Mark Weber, who will become New World Brand’s Chief Financial Officer, Treasurer and Secretary. Dr. Passen is a well-known physician and prominent business executive, based in Maryland and Florida, where he was largely responsible for the development and sale of Maryland Medical Laboratory, Inc. to Corning Inc. in 1994. Dr. Passen currently owns and operates Baltimore Marine Center and Lauderdale Marine Center, which are primarily involved in boat building and other marina activities. Mark Weber serves as Dr. Passen’s financial advisor in his other businesses. Additionally, Costas Ataliotis, a current Board member, was appointed New World Brand’s President and Chief Executive Officer. Mr. Ataliotis also serves as President of Maple Leaf Distillers, one of New World Brands’ primary vendors.

ITEM 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Not applicable
(b) Not applicable
(c) Exhibits

EXHIBIT NUMBER DESCRIPTION

10.3.1	Stock Purchase Agreement dated as of May 19, 2004 among New World Brands, Marvin Ribotsky, as Guarantor, and Selvin Passen (without exhibits).

10.3.2	Amendment No. 1 to Stock Purchase Agreement dated as of May 19, 2004 among New World Brands, Marvin Ribotsky, as Guarantor, and Selvin Passen (without exhibits).

10.4	Stock Purchase Agreement dated as of May 19, 2004 among New World Brands, Marvin Ribotsky, as Guarantor, and Maple Leaf Distillers (substantially in the same form as Exhibit 10.4, without exhibits).

10.4.2	Amendment No. 1 to Stock Purchase Agreement dated as of May 19, 2004 among New World Brands, Marvin Ribotsky, as Guarantor, and Maple Leaf Distillers (without exhibits).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2004	NEW WORLD BRANDS, INC. By: /s/ Costas Alatliotis Costas Ataliotis